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                                                                EXHIBIT 10.16

                     STRATEGIC ALLIANCE AND SERVICES AGREEMENT

       This Strategic Alliance and Services Agreement (this "Agreement") is entered into as of February 14, 2000 (the "Effective Date") by and between CollegeClub.com, Inc., a Delaware corporation ("CollegeClub"), and Ericsson Inc., a Delaware corporation ("Ericsson").

                                    RECITALS

       A. CollegeClub is a leading developer of Internet communities based on its proprietary set of integrated web communication tools and CollegeClub operates the largest online college community.

       B. Ericsson is a preeminent global supplier of wireless telecommunications products and services.

       C. CollegeClub seeks to establish itself as the premier mobile internet "virtual college community" and to explore new business and application opportunities within the mobile internet space.

       D. CollegeClub and Ericsson desire to pursue various strategic initiatives for the mutual benefit of each party, as more particularly described in this Agreement.

       E. From time to time it may be desirable for one party to provide "services" to the other party and the parties agree to negotiate the terms pursuant to which services are provided and to provide those services in accordance with the terms of this Agreement.

       NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

                                    AGREEMENT

       1.     DEFINITIONS.

              1.1 "Business Development Initiatives" means any initiative whereby CollegeClub and Ericsson agree in writing to implement business opportunities designed to (i) promote the business of each party and to (ii) implement new mobile e-commerce solutions. Subject to the mutual agreement of the parties in a Strategic Project Addendum, Business Development Initiatives might include, without limitation, (a) *** (b) ***
                                               ***
                                               ***

              1.2 "CollegeClub Background Technology" means any technology and Intellectual Property Rights owned by or licensed to CollegeClub which are
(i) in existence prior to the Effective Date and (ii) developed after the Effective Date outside the scope of a Statement

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of Work. CollegeClub Background Technology includes any Improvements to or upon
(i) or (ii) above whether developed by CollegeClub, Ericsson or jointly by the parties, other than Improvements to (i) or (ii) above made by Ericsson and which are owned by Ericsson as provided in Section 5.2 ("Ownership of Improvements").

              1.3 "Deliverables" means any item developed pursuant to a Statement of Work or Strategic Project Addendum which is identified as a deliverable in the Statement of Work or Strategic Project Addendum, including, but not limited to, products, software, applications, documentation, data, reports, specifications, or other Intellectual Property. Deliverables shall not include any materials, software, documentation or other items in existence at the time the Statement of Work is executed by the parties.

              1.4 "Development Tools" means a software product developed pursuant to a Statement of Work or in connection with a Statement of Work which is used to develop a Deliverable.

              1.5 "Education Initiatives" means any initiative whereby CollegeClub and Ericsson agree in writing to develop and test mobile, Internet enabled, distance learning programs to provide untethered educational services to college students or other students. Subject to the mutual agreement of the parties in a Strategic Project Addendum, Education Initiatives might include,
without limitation,   ***
                      ***
                      ***

              1.6 "Ericsson Background Technology" means any technology and Intellectual Property Rights owned by or licensed to Ericsson which are (i) in existence prior to the Effective Date and (ii) developed after the Effective
Date outside the scope of a Statement of Work.   Ericsson Background Technology
includes any Improvements to or upon (i) or (ii) above whether developed by CollegeClub, Ericsson or jointly by the parties, other than Improvements to (i) or (ii) above made by CollegeClub and which are owned by CollegeClub as provided in Section 5.2 ("Ownership of Improvements").

              1.7 "Improvement" means any and all enhancements, modifications, derivative works, improvements or changes to the CollegeClub Background Technology or to the Ericsson Background Technology, as the case may be, including without limitation derivative works of any copyrighted material. For purposes of this definition, an enhancement, modification, derivative work, improvement or change conceived, reduced to practice or developed independent of, and without benefit of, any of the CollegeClub Background Technology or the Ericsson Background Technology, and which enhancement, modification, derivative work, improvement or change can be practiced without using or infringing upon any CollegeClub Background Technology or Ericsson Background Technology shall not be considered an "Improvement" hereunder.

              1.8 "Initiatives" means all Business Development Initiatives, Education Initiatives and Marketing Initiatives.


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              1.9    "Intellectual Property Rights" means copyright rights
(including, without limitation, the exclusive right to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including, without limitation trade names, trademarks, service marks and trade dress), patent rights (including, without limitation, the exclusive right to make, use and sell), trade secrets, moral rights, right of publicity, authors' rights, contract and licensing rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States, or any other state, country or jurisdiction.

              1.10 "Marketing Initiatives" means any initiative whereby CollegeClub and Ericsson agree in writing to create and implement marketing programs which promote the products and services of each party and the strategic plans or initiatives of each party. Subject to the mutual agreement of the parties in a Strategic Project Addendum, Marketing Initiatives might include, without limitation, (i) *** and (ii) ***

              1.11 "Merchant Agreement" means CollegeClub's then-current merchant agreement whereby Ericsson will become an official CollegeClub website merchant.

              1.12 "Statement of Work" means a written agreement in substantially the same form as EXHIBIT A pursuant to which one party will perform services for the other.

              1.13 "Strategic Project Addendum" means a written agreement in substantially the same form as EXHIBIT B, pursuant to which CollegeClub and Ericsson agree to implement strategic Initiatives.

       2.     SERVICES.

              2.1 REQUEST FOR SERVICES. Either party (the "Requesting Party") may, during the term of this Agreement, submit a request to the other party (the "Developing Party") requesting the Developing Party to perform services for the Requesting Party. Each such request shall include an overview of the nature of the services requested and the Deliverables to be delivered. Subject to the availability of resources, each party agrees to work together in good faith with the other party to further define the services and Deliverables and negotiate the terms of a Statement of Work applicable to the requested services. Absent the execution of a Statement of Work, neither party shall be required to provide technical or consulting services to the other party. Unless agreed otherwise in writing, this Agreement shall govern the performance of services by one party for the other party. At such time as the parties agree on the terms of the provision of services and the delivery of Deliverables the parties shall execute a Statement of Work. It is the intent of the parties to discuss the following services during the two (2) month period following the Effective Date: (i) *** and (ii) ***

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              2.2    CONTENT OF THE STATEMENTS OF WORK.  The parties agree that each Statement of Work will include and address each of the items in EXHIBIT A.

              2.3 PERFORMANCE OF SERVICES AND DELIVERY OF DELIVERABLES. Each party agrees to use commercially reasonable efforts to perform those obligations assigned to it in each Statement of Work and to deliver the Deliverables assigned to it in each Statement of Work, all in accordance with the milestone schedule set forth in the Statement of Work. Each party acknowledges and agrees that the other party may subcontract the performance of services under a Statement of Work, provided that such party will remain responsible for the performance of the subcontractor. If a party knows, at the time a Statement of Work is executed, that one or more subcontractors will perform the services described in that Statement of Work, then such party shall include the names of such subcontractors in the Statement of Work.

              2.4 ACCEPTANCE OF DELIVERABLES AND SERVICES. Unless otherwise agreed in a Statement of Work, during the thirty (30) day period following the delivery of a Deliverable (the "Evaluation Period"), the party to whom the Deliverable is delivered (the "Receiving Party") shall have the right to evaluate and test the Deliverable in order to determine if it conforms with the functional and technical specifications and other acceptance criteria set forth in the Statement of Work for such Deliverable. In the event that the Deliverable does not conform to such specifications, the Receiving Party will provide written notice to the other party (the "Developing Party") describing the non-conformity(ies) in sufficient detail to allow the Developing Party to replicate the non-conformity(ies). The Developing Party agrees to use commercially reasonable efforts to correct all such non-conformities and redeliver the corrected Deliverable to the Receiving Party for re-evaluation and re-testing as provided in this Section. If the Receiving Party does not report a non-conformity during the Evaluation Period, the Receiving Party will be deemed to have accepted the Deliverable or the corrected version of the Deliverable, if applicable. If the Developing Party is not able to correct a non-conformity within a reasonable time, then the Receiving Party may, in its discretion (i) modify the specifications so that the Deliverable conforms, (ii) accept such non-conformity, or (iii) terminate the Statement of Work and receive a refund of amounts paid to the Developing Party, if any. In the event of such termination all licenses granted in the Statement of Work, if any, shall terminate.

              2.5 MARKET INTELLIGENCE. The parties agree to work together in good faith to identify, design and conduct periodic market intelligence, including without limitation (i) *** and (ii)***. In addition, the parties shall work together in good faith to identify, develop and implement third party research programs, including but not limited to ***. If the parties agree to conduct specific market intelligence, the parties' agreement shall be set forth in a writing substantially similar to a Statement of Work, including the applicable components of a Statement of Work as set forth in
Section 2.2 ("Content of the Statements of Work").

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              2.6    COSTS.  The parties agree that each party will pay for its own costs and expenses incurred in its performance of its obligations under any Statement of Work, except as otherwise provided in a Statement of Work.

       3.     STRATEGIC INITIATIVES.

              3.1 MONTHLY MEETINGS. The parties agree to meet at least one time per calendar month to (i) identify potential Initiatives to be developed and pursued by the parties, (ii) actually develop and document such Initiatives and (iii) discuss the implementation of Initiatives which the parties have agreed to pursue (the "Monthly Meeting"). The Monthly Meeting may be conducted telephonically, via videoconference or in person and will generally take place on or about the fifteenth day of each month. At least one Monthly Meeting each calendar quarter will take place in person, at a mutually agreed upon location, with representatives from each party being present. Either party (the "Requesting Party") may, during the term of this Agreement, submit to the other party (the "Other Party") a request to pursue a specific Initiative. Each such request shall include an overview of the nature of the proposed Initiative. Subject to the availability of resources, each party agrees to work together in good faith with the other party to further define the proposed Initiative and negotiate the terms of a Strategic Project Addendum applicable to the proposed Initiative. Absent the execution of a Strategic Project Addendum, neither party shall be required to participate in a proposed Initiative. Unless agreed otherwise in writing, this Agreement shall govern all proposed Initiatives. At such time as the parties agree on the terms of a proposed Initiative the parties shall execute a Strategic Project Addendum.

              3.2 CONTENT OF THE STRATEGIC PROJECT ADDENDA. The parties agree that each Strategic Project Addendum will include and address each of the items in EXHIBIT B.

              3.3 IMPLEMENTATION OF INITIATIVES. Each party agrees to use commercially reasonable efforts to perform its obligations under each Strategic Project Addendum in a professional manner and in accordance with the schedule set forth in the Strategic Project Addendum. The parties agree that the acceptance and evaluation process more particularly described in Section 2.4 ("Acceptance of Deliverables and Services") shall apply to any Deliverables delivered under a Strategic Project Addendum.

              3.4 COSTS. The parties agree that each party will pay for its own costs incurred in its performance of its obligations under any Strategic Project Addendum, except as otherwise provided in the Strategic Project Addendum.

       4. MERCHANT AGREEMENT. At such time as the parties may agree that Ericsson shall be an official merchant on the CollegeClub Website, then the parties shall execute a Merchant Agreement.

       5.     PROPRIETARY RIGHTS.

              5.1 OWNERSHIP OF BACKGROUND TECHNOLOGY. CollegeClub shall be the sole and exclusive owner of all right, title and interest in and to the CollegeClub Background Technology. Ericsson shall be the sole and exclusive owner of all right, title and interest in and to

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the Ericsson Background Technology. Except as otherwise provided in Section 5.7
("License to Background Technology") or as agreed in any Statement of Work or Strategic Project Addendum no licenses or other rights with respect to such Background Technology are granted to the other party.

              5.2 OWNERSHIP OF IMPROVEMENTS. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall preclude either party from making Improvements to the Background Technology of the other party which is in the public domain (by reason of the publication of a patent or otherwise) provided that any such activity (i) does not breach any provision of this Agreement, (ii) infringe such other party's Intellectual Property Rights, or (iii) does not result in the use of any Confidential Information of the other party. Subject to the ownership provisions of Section 5.3 ("Ownership of Deliverables"), the party making such Improvements to the public domain Background Technology of the other party shall be the owner of such Improvements and any Intellectual Property Rights therein. The party owning any such Improvement to public domain Background Technology of the other party as provided in this Section, hereby grants to such other party a non-exclusive, worldwide, assignable, royalty-free, irrevocable, perpetual license (with the right to sublicense through multiple tiers of distribution) to use, make, have made, offer for sale, sell, have sold, and import products which incorporate any such Improvement.

              5.3 OWNERSHIP OF DELIVERABLES. Except as otherwise expressly provided in a Statement of Work or a Strategic Project Addendum, CollegeClub shall be, upon payment of amounts due under the applicable Statement or Work or Strategic Project Addendum, the sole and exclusive owner of all right, title and interest in and to (i) the Deliverables (excluding any Ericsson Background Technology included therein), (ii) any Improvements to public domain CollegeClub Background Technology made by Ericsson which are included in a Deliverable or which are required to use, make or sell the Deliverable, and (iii) all Intellectual Property Rights in the Deliverables and such Improvements. If a Statement of Work or a Strategic Project Addendum provides that Ericsson will be the exclusive owner of one or more of the Deliverables, then Ericsson shall be the owner of all right, title and interest in and to (i) such Deliverables (excluding any CollegeClub Background Technology included therein), (ii) Improvements to public domain Ericsson Background Technology made by CollegeClub which are included in a Deliverable or which are required to use, make or sell the Deliverable, and (iii) all Intellectual Property Rights in such Deliverables and such Improvements.

              5.4 OWNERSHIP OF DEVELOPMENT TOOLS. In the event that a Development Tool is developed pursuant to a Statement of Work or in connection with a Statement of Work or a Strategic Project Addendum, the terms of this Section shall govern the ownership of and rights in such Development Tool. The party that paid for the development of the Development Tool shall be the Owning Party (as defined below). If the non-Owning Party prepared the functional specifications (i.e., the requirements document which specifies in general terms the functionality or performance of the development tool), the Owning Party hereby grants and agrees to grant to the other party a non-exclusive, royalty-free, worldwide license, with rights to grant sublicenses, to use, reproduce, modify, distribute, publicly display, make, have made, sell, offer to sell and import such Development Tool or any product of such other party requiring or incorporating such Development Tool. If the parties jointly fund the development of a


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Development Tool, then the party that prepared the functional specification for the Development Tool shall be the Owning Party. In such event, the Owning Party hereby grants and agrees to grant to the other party a non-exclusive, royalty-free, worldwide license, with rights to grant sublicenses, to use, reproduce, modify, distribute, publicly display, make, have made, sell, offer to sell and import such Development Tool or any product of such other party requiring or incorporating such Development Tool. If the parties jointly fund the development of a Development Tool and jointly develop the functional specification for the Development Tool, Ericsson shall be the Owning Party. In such event, Ericsson hereby grants and agrees to grant to CollegeClub a non-exclusive, royalty-free, worldwide license, with rights to grant sublicenses, to use, reproduce, modify, distribute, publicly display, make, have made, sell, offer to sell and import such Development Tool or any product of CollegeClub requiring or incorporating such Development Tool.

              5.5 DELIVERY OF DEVELOPMENT TOOLS. If a Development Tool is owned by or licensed to the party who did not develop the Development Tool, then the party developing the Development Tool agrees to deliver a copy of the Development Tool and all related documentation to the non-developing party to enable such non-developing party to exploit such ownership and/or license rights.

              5.6 ASSIGNMENT. For purposes of this Agreement, the "Owning Party" shall mean the owner of a Deliverable, Development Tool or an Improvement and the "Assigning Party" shall mean the other party. The Assigning Party hereby assigns and agrees to assign to the Owning Party all of the Assigning Party's entire worldwide right, title and interest in and to any Deliverables, Improvements and Development Tools which the Owning Party owns as provided in this Agreement (excluding any of the Assigning Party's Background Technology included therein) and all Intellectual Property Rights in any of the foregoing. The foregoing assignment does not include an assignment of any of the Assigning Party's Background Technology. The Assigning Party agrees to execute upon the Owning Party's request a signed transfer of such Deliverables, Development Tools, Improvements and their associated Intellectual Property Rights to the Owning Party. The Assigning Party agrees to assist the Owning Party in any reasonable manner to obtain, perfect and enforce, for the Owning Party's benefit, the Owning Party's rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each such Deliverables, Development Tools and Improvements. If called upon to render assistance under this Section, the Assigning Party shall be entitled to reimbursement of all reasonable expenses incurred at the prior written request of the Owning Party.

              5.7 LICENSE TO BACKGROUND TECHNOLOGY. In the event that the Assigning Party's Background Technology (i) is included within or embodied in a Deliverable or Development Tool owned by the Owning Party or (ii) is necessary to exploit a Deliverable owned by the Owning Party, then the Assigning Party hereby grants to the Owning Party a non-exclusive, worldwide, non-assignable (except as provided in Section 12.2 ("No Assignment")), royalty-free, perpetual license (with the right to sublicense through multiple tiers of distribution) to use, reproduce, modify, distribute, publicly display, make, have made, sell, have sold, offer for sale such Background Technology solely as incorporated into or embodied in the Deliverable. All rights not granted above in the Assigning Party's Background Technology, shall be retained


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by the Assigning Party. Such license shall be irrevocable; provided however, that such license shall be revocable if: (i) the licensee is in material breach of the scope of the license granted in this Section, and (ii) such breach remains uncured for a period of ten (10) business days after receipt of written notice. Except as otherwise provided in a Statement of Work or Strategic Project Addendum, no rights are granted to CollegeClub in any Ericsson Background Technology for the purpose of (i) making or having made any product which competes with an Ericsson product or (ii) offering a service which competes with an Ericsson service.

              5.8 RESTRICTIONS. Notwithstanding anything to the contrary in this Agreement, Ericsson agrees that it shall not have the right to sublicense, transfer, sell, assign or otherwise distribute a (i) Development Tool owned by CollegeClub, (ii) Deliverables owned by Ericsson or (iii) CollegeClub Background Technology which is licensed to Ericsson pursuant to this Agreement, to any third party which competes with CollegeClub. Such restrictions shall be commence on the date such Development Tool, Deliverable, or product incorporating the CollegeClub Background Technology is first commercialized by Ericsson and shall end two (2) years after such date. Nothing in this Section shall be construed to expand any license granted to Ericsson in this Agreement. A third party will be deemed to compete with CollegeClub if such third party offers products or services directed primarily to a demographic consisting of high school students or college or post graduate students. Further, notwithstanding anything to the contrary in this Agreement, no license is granted under any Ericsson Background patents except the right for CollegeClub and CollegeClub customers to use Deliverables and Development Tools.

       6.     WARRANTIES.

              6.1 MUTUAL REPRESENTATIONS. Each party represents and warrants to the other party that, during the term of this Agreement, it possesses and will possess the full power and authority to enter into this Agreement and any subsequent Statement of Work, Strategic Project Addendum, or Merchant Agreement Each party further represents and warrants that it has full power and authority to fulfill its obligations hereunder and under any subsequent Statement of Work, Strategic Project Addendum, or Merchant Agreement, and the performance according to the terms of this Agreement or any subsequent Statement of Work, Strategic Project Addendum, or Merchant Agreement shall not breach any separate agreement by which such party is bound.

              6.2 WARRANTIES REGARDING PERFORMANCE OF DELIVERABLES. Except as otherwise set forth in a Statement of Work or Strategic Project Addendum, each party as the developer of a Deliverable (the "Developing Party"), warrants to the other party (the "Other Party") that, for a period of twelve (12) months after the acceptance of the Deliverable, the Deliverable will perform substantially in accordance with the applicable specifications and/or acceptance testing criteria. In the event of a breach of the foregoing warranty, the Developing Party shall, at its cost and expense, repair or replace the Deliverable so that it conforms to the foregoing warranty. In the event that such repair or replacement is not commercially reasonable, then the parties will negotiate in good faith a refund of all or a portion of the fees paid by the Other Party for such Deliverable, or if no such payment was made for the Deliverable, then a fair and equitable amount. The foregoing shall be the Other Party's sole and exclusive remedy in the event of a breach of warranty.


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              6.3    WARRANTY DISCLAIMERS.  EXCEPT FOR THE FOREGOING LIMITED
WARRANTIES, NO OTHER WARRANTIES OF ANY NATURE, EXPRESS, IMPLIED OR STATUTORY, AS TO THE DELIVERABLES OR A PARTY'S PERFORMANCE UNDER THIS AGREEMENT, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT ARE MADE BY EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT AND BOTH PARTIES DISCLAIM ALL SUCH IMPLIED WARRANTIES.

       7.     INDEMNIFICATION.

              7.1 INDEMNIFICATION BY COLLEGECLUB. CollegeClub agrees to defend, indemnify and hold harmless Ericsson from and against any third party claims, actions or demands (a "Claim") alleging that (i) the CollegeClub Background Technology or (ii) Deliverables or Development Tools developed by CollegeClub (except for Development Tools for which Ericsson provided the functional specification and the infringement is the result of such specification) infringe any copyrights, patents, trade secrets, mask works or other proprietary rights of any third-parties arising under United States law. CollegeClub further agrees to indemnify and hold harmless Ericsson from and against any final award of damages or final settlement amount with respect to any such Claim.

              7.2 INDEMNIFICATION BY ERICSSON. Ericsson agrees to defend, indemnify and hold harmless CollegeClub from and against any third party claims, actions or demands (a "Claim") alleging that (i) the Ericsson Background Technology or (ii) Deliverables or Development Tools developed by Ericsson (except for Development Tools for which CollegeClub provided the functional specification and the infringement is the result of such specification) infringe any copyrights, patents, trade secrets, mask works or other proprietary rights of any third-parties arising under United States law. Ericsson further agrees to indemnify and hold harmless CollegeClub from and against any final award of damages or final settlement amount with respect to any such Claim.

              7.3 LIMITATIONS. The obligations of a party to indemnify (the "Indemnifying Party") the other (the "Indemnified Party") is contingent upon (i) the Indemnified Party giving prompt written notice to the Indemnifying Party of any such claim, action or demand, (ii) the Indemnified Party allowing the Indemnifying Party to control the defense and related settlement negotiations, and (iii) the Indemnified Party cooperating in the defense. The Indemnifying Party will have no obligation under this Agreement for any such claims, actions or demands to the extent that such claims, demands or actions result from (i) the use of its proprietary rights in a combination with materials or products not supplied by the Indemnifying Party; (ii) the modification or attempted modification of Deliverables, Intellectual Property Rights, materials or processes by third parties; or (iii) the use or distribution of such modified Deliverables, Intellectual Property Rights, materials or processes. In the event that any such claim, action or demand is made, the Indemnifying Party will promptly furnish the Indemnified Party with copies of any and all documents (inclusive of all correspondence and pleadings other than related attorney-client communications). The Indemnifying Party will also keep the Indemnified Party


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continuously and fully informed in a timely manner as to the status of the same and will provide the Indemnified Party with copies of any additional documents.

              7.4 OTHERS ACTIONS. In the event of a Claim, the indemnifying party may, at its option, (i) replace or modify the infringing product or intellectual property with non-infringing ones which are functionally equivalent, or (ii) obtain a license for the indemnified party to continue to exercise the licenses granted in this Agreement. If neither (i) nor (ii) are commercially reasonable, the parties agree to negotiate in good faith how to resolve the indemnified party's inability to continue to exercise its rights under this Agreement.

              7.5 SOLE AND EXCLUSIVE REMEDY. THIS SECTION STATES COLLEGECLUB'S AND ERICSSON'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

       8.     LIMITATIONS ON DAMAGES.

              8.1 LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY ARISING UNDER SECTION 7 ("INDEMNIFICATION") OR SECTION 9 ("CONFIDENTIALITY"), IN NO EVENT SHALL EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY STATEMENT OF WORK OR STRATEGIC PROJECT ADDENDUM EXCEED THE AMOUNTS PAID BY COLLEGECLUB TO ERICSSON OR ERICSSON TO COLLEGECLUB, AS THE CASE MAY BE, UNDER THIS AGREEMENT. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF PURPOSE OF ANY LIMITED REMEDY SET FORTH IN THIS AGREEMENT.

              8.2 NO CONSEQUENTIAL DAMAGES. EXCEPT FOR LIABILITY ARISING UNDER SECTION 7 ("INDEMNIFICATION") OR SECTION 9 ("CONFIDENTIALITY"), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR THE COST OF SUBSTITUTE GOODS, ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON LOSS OF PROFITS, DATA OR BUSINESS OPPORTUNITY), AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

       9.     CONFIDENTIALITY.

              9.1 DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products


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and services of each of the parties, and includes, without limitation, each party's respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to either party in the course of the other party's business. The terms of this Agreement and the terms of any Statement of Work or Strategic Project Addendum shall be deemed Confidential Information.

              9.2 NONDISCLOSURE AND NONUSE OBLIGATION. Each party (the "Receiving Party") agrees that it will not use, disseminate, or in any way disclose any Confidential Information of the other party (the "Disclosing Party"), to any person, firm or business, except that the Receiving Party may use the Disclosing Party's Confidential Information to the extent necessary to perform its obligations under this Agreement. Furthermore, the existence of any business negotiations, discussions, consultations or agreements in progress between the parties shall not be released to any form of public media without written approval of both parties. The Receiving Party agrees that it shall treat all Confidential Information of the Disclosing Party with the same degree of care as the Receiving Party accords to its own Confidential Information, but in no case less than reasonable care. The Receiving Party agrees that it shall disclose Confidential Information of the other party, only to those of its employees and contractors who need to know such information, and the Receiving Party certifies that such employees and contractors have previously agreed, either as a condition to employment or in order to obtain the Confidential Information of the Disclosing Party, to be bound by terms and conditions substantially similar to those terms and conditions applicable to the Receiving Party under this Agreement. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party in remedying any such unauthorized use or disclosure of Disclosing Party's Confidential Information.

              9.3 EXCLUSIONS FROM NONDISCLOSURE AND NONUSE OBLIGATIONS. The obligations under Section 9.2 ("Nondisclosure and Nonuse Obligations") of the Receiving Party, with respect to any portion of the Confidential Information of the Disclosing Party, shall not apply to such portion that such Recipient can document: (i) was in the public domain at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing Party through no fault of the Receiving Party, (ii) was rightfully in the Receiving Party's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing Party,
(iii) was developed by employees or agents of such Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party, or (iv) was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence. A disclosure by the Receiving Party of Confidential Information of the Disclosing Party, either
(i) in response to a valid order by a court or other governmental body, (ii) otherwise required by law, or (iii) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement by the Receiving Party or a waiver of confidentiality for other purposes; provided, however, the Receiving Party shall provide prompt prior written notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure.

              9.4 OWNERSHIP AND RETURN OF CONFIDENTIAL INFORMATION AND OTHER MATERIALS. All Confidential Information of the Disclosing Party, and any Derivatives thereof whether created by the Disclosing Party or the Receiving Party, shall remain the property of the Disclosing Party, and no license or other rights to the Disclosing Party's Confidential Information or Derivatives is granted or implied hereby, except as expressly set forth in this Agreement. For purposes of this Agreement, "Derivatives" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon until a patent for such material is issued, making such information publicly available; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected under copyright, patent and/or trade secret laws. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists and all other tangible media of expression) furnished by the Disclosing Party to the Receiving Party shall remain the property of the Disclosing Party. At the Disclosing Party's request and no later than five (5) business days after such request, the Receiving Party shall promptly destroy or deliver to the Disclosing Party, at the Disclosing Party's option, (i) all materials furnished to the Receiving Party, (ii) all tangible media of expression in such Receiving Party's possession or control to the extent that such tangible media incorporate any of the Disclosing Party's Confidential Information, and (iii) written certification of the Receiving Party's compliance with such obligations under this sentence.

              9.5 INDEPENDENT DEVELOPMENT. Each of the parties, as a Disclosing Party, understands that the other party, as a Receiving Party, may currently or in the future be developing information internally, or receiving information from other parties that may be similar to the Disclosing Party's Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that such Receiving Party will not develop products or services, or have products or services developed for it, that, without violation of this Agreement, compete with the products or systems contemplated by the Disclosing Party's Confidential Information.

              9.6 DISCLOSURE OF THIRD PARTY INFORMATION. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

       10. PUBLICITY. The parties intend to publicly announce the existence of the strategic alliance created by this Agreement on or before February 29, 2000. The parties shall, prior to such public announcement, mutually agree in writing as to the nature, content and scope of such announcement. Except as to the foregoing public announcement, announcements regarding the relationship of the parties under this Agreement or the existence of this Agreement shall not be made by either party absent the written consent of the other party. If a party desires to make a public announcement regarding the subject matter of this Agreement or any Statement of Work or Strategic Project Addendum, it shall provide a copy of the proposed announcement to the other party for review and approval. The receiving party agrees to accept or reject the announcement within five (5) business days after receipt of the proposed announcement. If it rejects the announcement the rejection notice shall include a description of the changes necessary to make the announcement acceptable (all such changes shall be reasonable). If the receiving party fails to reject the announcement as provided in this Section within such five (5) business day period, the other party may issue such announcement.

       11.    TERM AND TERMINATION.

              11.1 TERM OF AGREEMENT. Unless earlier terminated as provided in this Agreement, this Agreement shall commence on the Effective Date and shall terminate two (2) years after the Effective Date.

              11.2 TERM OF STATEMENTS OF WORK AND STRATEGIC PROJECT ADDENDA. Each Statement of Work and Strategic Project Addendum shall be effective on the date of execution and shall continue until the later of (i) the date the last to be delivered Deliverable is accepted as provided in this Agreement or (ii) the date on which the last task or obligation of a party under the Statement of Work or Strategic Project Addendum has been performed in full.

              11.3   TERMINATION FOR CAUSE.

                     11.3.1 THE AGREEMENT. If either party is in material breach of the terms of this Agreement, the non-breaching party may give written notice of such breach to the breaching party and an opportunity to cure the breach within thirty (30) days. If such breach is not cured within such thirty (30) day period, the non-breaching party may immediately terminate this Agreement by subsequent written notice to the party in breach.

                     11.3.2 STATEMENTS OF WORK AND STRATEGIC PROJECT ADDENDUM. If either party is in material breach of the terms of a Statement of Work or a Strategic Project Addendum, the non-breaching party may give written notice of such breach to the breaching party and an opportunity to cure the breach within thirty (30) days. If such breach is not cured within such thirty
(30) day period, the non-breaching party may immediately terminate the applicable Statement of Work or a Strategic Project Addendum by subsequent written notice to the party in breach. The termination of an individual Statement of Work or Strategic Project Addendum pursuant to this Section shall not result in the termination of this Agreement or any other Statement of Work or a Strategic Project Addendum.

                     11.3.3 REMEDIES IN THE EVENT OF TERMINATION FOR CAUSE. In the event a party terminates this Agreement or a Statement of Work or Strategic Project Addendum pursuant to this Section 11.3 ("Termination for Cause"), then such party shall, subject to the terms of this Agreement, be entitled to seek available remedies at law or in equity, including without limitation damages for unperformed services in a Statement of Work or Strategic Project Addendum, if any.

              11.4   EFFECT OF TERMINATION.

                     11.4.1 ENTIRE AGREEMENT. Upon termination or expiration of this Agreement for any reason (i) except as otherwise provided in this Agreement, all licenses granted in this Agreement shall terminate, (ii) all unperformed Statements of Work or a Strategic Project Addenda shall terminate,
(iii) all partially or fully completed Deliverables associated with any terminated Statement of Work or Strategic Project Addendum which a party will own as provided in this Agreement shall be delivered to such party and (iv) all amounts due one party from the other party under this Agreement or any Statement of Work or Strategic Project Addendum shall be immediately due and payable.

                     11.4.2 STATEMENT OF WORK OR STRATEGIC PROJECT ADDENDUM. Upon termination or expiration of a Statement of Work or a Strategic Project Addendum (i) all licenses granted in such Statement of Work or a Strategic Project Addendum shall terminate, unless otherwise provided in the Statement of Work or the Strategic Project Addendum, (ii) all partially or fully completed Deliverables associated with the terminated Statement of Work or Strategic Project Addendum which a party will own as provided in this Agreement shall be delivered to such party and (iv) all amounts due one party from the other party under the Statement of Work or a Strategic Project Addendum shall be immediately due and payable.

              11.5 SURVIVAL. The provisions of the following sections shall survive any termination of this Agreement: Section 5 ("Proprietary Rights"),
Section 6 ("Warranties"), Section 7 ("Indemnification"), Section 8 ("Limitations on Damages"), Section 9 ("Confidentiality"), Section 11 ("Term and Termination") and Section 12 ("General Provisions").

       12.    GENERAL PROVISIONS.

              12.1 GOVERNING LAW. This Agreement is governed in all respects by the laws of the United States of America and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that service of a complaint may be provided to a party in accordance with the terms of Section
12.4 ("Notices") for any dispute, litigation or other action arising under this Agreement or to interpret or enforce this Agreement. The prevailing party in any litigation or dispute arising under this Agreement or any Statement of Work or Strategic Project Addendum shall be entitled to recover from the other party its costs and fees, including attorneys' fees, associated with such litigation or dispute.

              12.2 NO ASSIGNMENT. Neither party shall assign or transfer this Agreement or any rights or obligations under this Agreement without the prior written consent of the other party, provided however, that either party may assign this Agreement without such consent in connection with a merger, reorganization or sale of all or substantially all of a party's assets or voting securities.

              12.3 INDEPENDENT CONTRACTOR. The relationship between the parties is that of independent contractors, and nothing in this agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.

              12.4 NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth below or such other address as either party may specify in writing.

              If to CollegeClub:

              CollegeClub.com, Inc.
              1010 Second Avenue, Suite 600
              San Diego, California 92101
              Attention: Vice President, Legal

              If to Ericsson:

              Ericsson Inc.
              EWIS
              7001 Development Drive
              P.O. Box 1369
              Research Triangle Park, North Carolina 27709
              Attention: Vice President and General Manager
              With a Copy to:  Legal Counsel

              12.5 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole. In such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or court decisions.

              12.6 WAIVER. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

              12.7 FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages, or any other cause beyond the reasonable control of such party.

              12.8 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto and all Statements of Work and Strategic Project Addenda completely and exclusively state the agreement of the parties regarding their subject matter. Their terms supersede and govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of CollegeClub and Ericsson by their duly authorized representatives.

              12.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement between the parties. The parties may sign and exchange facsimile copies of this Agreement. Each party agrees to provide to the other a signed original at the request of such other party.

              12.10 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

       IN WITNESS THEREOF, the parties have executed this agreement as of the Effective Date written above.

CollegeClub.com, Inc.                        Ericsson, Inc.

By: /s/ James DeBello                        By:    /s/ Hans Davidsson
   ---------------------------------            ----------------------------
    James DeBello                            Hans Davidsson
    President and Chief Operating Officer    Vice President and General Manager
                                             Ericsson Wireless Internet Solution

                                   EXHIBIT A

                                STATEMENT OF WORK


SECTION 1:    GENERAL SCOPE AND NATURE OF THIS STATEMENT OF WORK:

SECTION 2:    THE PARTIES' SPECIFIC RESPONSIBILITIES AND TASKS:

              COLLEGECLUB'S RESPONSIBILITIES:

              ERICSSON'S RESPONSIBILITIES:

SECTION 3:    DELIVERABLES

SECTION 4     FUNCTIONAL AND TECHNICAL SPECIFICATIONS

SECTION 5:    ACCEPTANCE TESTING AND ACCEPTANCE CRITERIA

SECTION 6:    PERFORMANCE WARRANTY FOR DELIVERABLES

SECTION 7:    PAYMENT AMOUNT AND PAYMENT TERMS

SECTION 8:    SCHEDULE OF PERFORMANCE:

              SERVICE OR DELIVERABLE                    DATE TO BE PROVIDED

SECTION 9: OWNERSHIP OF IP RIGHTS (IF DIFFERENT THAN AS PROVIDED FOR IN THE AGREEMENT):

SECTION 10:   LICENSES GRANTED, AND LICENSES GRANTED BACK, IF ANY:

SECTION 11: COMPETING PRODUCTS AND/OR SERVICES. Except as otherwise set forth below, products and services which are developed, or which are the result of the Services performed, under this Statement of Work are not competitive with Ericsson products and services for purposes of Section 5.7 ("License to Background Technology") of the Agreement.

SECTION 12: DEVELOPMENT TOOLS TO BE DEVELOPED, IF ANY, AND OWNERSHIP THEREOF (IF DIFFERENT THAN AS PROVIDED FOR IN THE AGREEMENT

SECTION 13:   TRADEMARK LICENSE

SECTION 14:   PROJECT MANAGERS

NOTE: This Statement of Work is governed by the terms of that certain Strategic Alliance and Services Agreement in effect between CollegeClub and Ericsson. Any item in this Statement of Work that is inconsistent with the Agreement is invalid.

IN WITNESS WHEREOF, the parties have executed this Statement of Work as of the date last written below.

COLLEGECLUB                               ERICSSON

By:                                       By:
   -----------------------------             ---------------------------------

Name:                                     Name:
     ---------------------------               -------------------------------

Title:                                    Title:
      --------------------------                ------------------------------

Date:                                     Date:
     ---------------------------               -------------------------------

                                   EXHIBIT B

                           STRATEGIC PROJECT ADDENDUM

SECTION 1:    GENERAL SCOPE AND NATURE OF THIS STRATEGIC PROJECT ADDENDUM:

SECTION 2: THE PARTIES' SPECIFIC RESPONSIBILITIES (INCLUDING THE FUNCTIONAL AND TECHNICAL SPECIFICATIONS OF DELIVERABLES, AND PAYMENT TERMS):

              COLLEGECLUB'S RESPONSIBILITY:

              ERICSSON'S RESPONSIBILITY:

SECTION 3:    SCHEDULE OF PERFORMANCE:

              SERVICE OR DELIVERABLE                    DATE TO BE PROVIDED

SECTION 4: OWNERSHIP OF IP RIGHTS (IF DIFFERENT THAN AS PROVIDED FOR IN THE AGREEMENT):

SECTION 5:    LICENSES GRANTED, AND LICENSES GRANTED BACK:

SECTION 6:    TRADEMARK LICENSE

SECTION 7: COMPETING PRODUCTS AND/OR SERVICES. Except as otherwise set forth below, products and services which are developed pursuant to this Strategic Project Addendum are not competitive with Ericsson products and services for purposes of Section 5.7 ("License to Background Technology") of the Agreement.

NOTE: This Strategic Project Addendum is governed by the terms of that certain Strategic Alliance and Services Agreement in effect between CollegeClub and Ericsson. Any item in this Strategic Project Addendum and that is inconsistent with the Agreement is invalid.

       IN WITNESS WHEREOF, the parties have executed this Strategic Project Addendum of the date last written below.

COLLEGECLUB                             ERICSSON

By:                                     By:
   -----------------------------             ---------------------------------

Name:                                   Name:
    ----------------------------             ---------------------------------

Title:                                  Title:
      --------------------------              --------------------------------

Date:                                   Date:
     ---------------------------             ---------------------------------


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